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EXHIBIT 21.01

LIST OF THE REGISTRANT'S SUBSIDIARIES

        Pursuant to Item 601(b)(21)(ii) of Regulation S-K, certain subsidiaries of the Registrant have been omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) as of November 30, 2004.

Company	Jurisdiction of Incorporation
Lehman Brothers Holdings Inc.	Delaware
Banque Lehman Brothers S.A.	France
LBAC Holdings I Inc.	Delaware
Lehman Brothers Asia Capital Company	Hong Kong
LBCCA Holdings I Inc.	Delaware
Lehman Brothers Asia Capital Company	Hong Kong
Lehman Brothers Commercial Corporation Asia Limited	Hong Kong
Revival Holdings Limited	Cayman Islands
Sunrise Finance Co., Ltd.	Japan
LBCCA Holdings II Inc.	Delaware
Lehman Brothers Commercial Corporation Asia Limited	Hong Kong
Revival Holdings Limited	Cayman Islands
Sunrise Finance Co., Ltd.	Japan
LBHK Funding (Cayman) No. 4 Ltd.	Cayman Islands
LBHK Funding (Cayman) No. 1 Ltd.	Cayman Islands
LBHK Funding (Cayman) No. 2 Ltd.	Cayman Islands
LBO Funding (Cayman) Limited	Cayman Islands
LB Vin Co Inc.	Delaware
Lehman ALI Inc.	Delaware
314 Commonwealth Ave. Inc.	Delaware
Brasstown LLC	Delaware
Brasstown Entrada I SCA	Luxembourg
Brasstown Mansfield I SCA	Luxembourg
Cohort Investments Limited	Cayman Islands
Stockholm Investments Limited	Cayman Islands
Lehman Brothers AIM Holding III LLC	Delaware
Lehman Brothers Management LLC	Delaware
Longmeade Limited	United Kingdom
Property Asset Management Inc.	Delaware
Lehman Brothers AIM Holding LLC	Delaware
Lehman Brothers Alternative Investment Management LLC	Delaware
Lehman Brothers Management LLC	Delaware
Lehman Brothers Asset Management Inc..	Delaware
Lehman Brothers Futures Asset Management Corp..	Delaware
Lehman Brothers Bancorp Inc.	Delaware
Lehman Brothers Bank, FSB	United States of America
Aurora Loan Services LLC	Delaware
BNC Holdings Inc.	Delaware
BNC Mortgage Inc.	Delaware
Lehman Brothers Trust Company, National Association.	United States of America
Lehman Brothers Commercial Corporation	Delaware
Lehman Brothers Finance S.A.	Switzerland
Lehman Brothers Holdings Capital Trust IV	Delaware
Lehman Brothers Inc.	Delaware
Lehman Brothers Financial Products Inc.	Delaware
Lehman Brothers Investment Holding Company Inc.	Delaware
Lehman Brothers Asia Holdings Limited	Hong Kong
Lehman Brothers Asia Limited	Hong Kong
Lehman Brothers Equity Finance (Cayman) Limited	Cayman Islands
LBQ Hong Kong Funding Ltd.	Hong Kong
Lehman Brothers Special Financing Inc.	Delaware
Lehman Commercial Paper Inc	New York
LCPI Properties Inc.	New Jersey
LW-LP Inc.	Delaware
Pindar Pty Ltd	Australia
Long Point Funding Pty Ltd	Australia

Structured Asset Securities Corporation	Delaware
LB I Group Inc.	Delaware
LB-NL Holdings I Inc.	Delaware
LB-NL Holdings L.P.	Delaware
LB-NL U.S. Investor Inc	Delaware
NL Funding, L.P.	Delaware
LBQ Hong Kong Funding Ltd.	Hong Kong
Lehman Brothers Insurance Agency L.L.C.	Delaware
Lehman Brothers Japan Inc.	Cayman Islands
Lehman Brothers (Luxembourg) S.A.	Luxembourg
Lehman Brothers OTC Derivatives Inc..	Delaware
Lehman Brothers Private Equity Advisers L.L.C.	Delaware
Lehman Brothers Private Funds Investment Company LP, LLC	Delaware
Lehman Brothers Private Funds Investment Company GP, LLC	Delaware
Lehman Crossroads Investment Advisers, LP	Delaware
Lehman Crossroads Corporate Investors, LP	Delaware
Lehman Crossroads Corporate Investors II, LP	Delaware
Lehman Crossroads Investment Company, LP	Delaware
The Main Office Management Company, LP	Delaware
Capital Analytics II, LP	Delaware
e-Valuate, LP	Delaware
Security Assurance Advisers, LP	Delaware
Lehman Brothers U.K. Holdings (Delaware) Inc.	Delaware
Lehman Brothers Spain Holdings Limited	United Kingdom
Lehman Brothers Luxembourg Investments Sarl	Luxembourg
Lehman Brothers U.K. Holdings Ltd.	United Kingdom
Lehman Brothers Holdings Plc.	United Kingdom
MABLE Commercial Funding Limited	United Kingdom
Resetfan Limited	United Kingdom
Southern Pacific Mortgage Limited	United Kingdom
SPML Mortgage Funding Limited	United Kingdom
LBO Investments Limited	United Kingdom
LBQ Funding (UK)	United Kingdom
LB Lomond Investments Limited	United Kingdom
LB Australia and Asia Investments Limited	Cayman Islands
Lehman Brothers International (Europe)	United Kingdom
Lehman Brothers Limited	United Kingdom
Preferred Holdings Limited	United Kingdom
Preferred Group Limited	United Kingdom
Preferred Mortgages Limited	United Kingdom
Storm Funding Ltd.	United Kingdom
Lehman Brothers Treasury Co. B.V.	The Netherlands
Lehman Brothers Verwaltungs-und Beteiligungsgesellschaft mbH	Germany
Lehman Brothers Bankhaus Aktiengesellschaft	Germany
Lehman Structured Assets Inc.	Delaware
Lincoln Capital Fixed Income Management Company, LLC	Delaware
Neuberger Berman Inc.	Delaware
Neuberger Berman Management Inc.	New York
Neuberger Berman Asset Management, LLC	Delaware
Sage Partners, LLC	New York
Executive Monetary Management, Inc.	New York
Neuberger Berman, LLC	Delaware
Neuberger Berman Pty Ltd.	Australia
Neuberger & Berman Agency, Inc.	New York

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  EXHIBIT 21.01
LIST OF THE REGISTRANT'S SUBSIDIARIES